As filed with the Securities and Exchange Commission on November 18, 2016
Registration No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8 REGISTRATION STATEMENT NO. 33-1900
UNDER
THE SECURITIES ACT OF 1933

BROWN & BROWN, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	59-0864469
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 SOUTH RIDGEWOOD AVENUE DAYTONA BEACH, FLORIDA	32114
(Address of Principal Executive Offices)	(Zip Code)

BROWN & BROWN, INC. EMPLOYEE SAVINGS PLAN
(Full title of the plan)

 Robert W. Lloyd, Esq.
Executive Vice President, Secretary and General Counsel
Brown & Brown, Inc.
220 S. Ridgewood Avenue
Daytona Beach, Florida 32114
(Name and address of agent for service)

(386) 239-5752
(Telephone number, including area code, of agent for service)

Copies of all communications to:
Tom McAleavey, Esq.
Holland & Knight LLP
200 South Orange Avenue, Suite 2600
Orlando, Florida 32801
(407) 425-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒		Accelerated filer	☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE
This Post-Effective Amendment relates to the Registration Statement on Form S-8 (No. 333-1900) (the “Registration Statement”) filed by Brown & Brown, Inc., a Florida corporation (the “Company”), with respect to the Brown & Brown, Inc. Employee Savings Plan (formerly known as the Poe & Associates, Inc. Profit Sharing and Deferred Savings Plan) (the “Plan”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 29, 1985, and amended by Post-Effective Amendment Number 1 filed on December 3, 1992.
This Post-Effective Amendment No. 2 to the Registration Statement is being filed to terminate the effectiveness of this Registration Statement. Contemporaneously with the filing of this Post-Effective Amendment No. 2 to the Registration Statement, the Company is filing a new Registration Statement on Form S-8 with respect to the Plan with the Commission which is intended to replace and supersede the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Daytona Beach, state of Florida, on this 18th day of November, 2016.

BROWN & BROWN, INC.

By: /s/ R. Andrew Watts
R. Andrew Watts
Executive Vice President, Treasurer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Daytona Beach, state of Florida, on this 18th day of November, 2016.

BROWN & BROWN, INC. EMPLOYEE SAVINGS PLAN

By: /s/ R. Andrew Watts
R. Andrew Watts
Chair, Investment Committee of the Brown & Brown, Inc. Employee Savings Plan